EXHIBIT 21



                  SUBSIDIARIES OF APPLIED NEUROSOLUTIONS, INC.


                                                               NAME UNDER WHICH
NAME                                 STATE OF INCORPORATION    SUBSIDIARY DOES BUSINESS
----                                 ----------------------    ------------------------
Molecular Geriatrics Corporation     Delaware                  Same

Hemoxymed Europe, SAS                --                        Same






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